Exhibit 32

CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officers of SFSB, Inc. (the “Company”) each certifies, to the best of his or her knowledge, that the Company’s Quarterly Report on Form 10-QSB for the quarter ended June 30, 2007 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and the information contained in that Form 10-QSB fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Philip E. Logan

Philip E. Logan
President and Chief Executive Officer
August 9, 2007

/s/ Sophie T. Wittelsberger

Sophie Torin Wittelsberger
Vice-President and Chief Financial Officer
August 9, 2007

This certification is made solely for the purpose of 18 U.S.C. Section 1350 and is not being filed as part of the Form 10-QSB or as a separate disclosure document, and may not be disclosed, distributed or used by any person for any reason other than as specifically required by law.